EXHIBIT 99.1



                  FIRST ADVANTAGE CORPORATION REPORTS OPERATING
                     RESULTS FOR THE SECOND QUARTER OF 2004

ST. PETERSBURG, Fla., July 20, 2004--First Advantage Corporation (NASDAQ: FADV), a risk mitigation business solutions provider, today announced operating results for the second quarter of 2004.

First Advantage reported net income of $3.2 million (15 cents per diluted share) for the quarter ended June 30, 2004, compared to net income of $0.6 million (3 cents per diluted share) for the quarter ended March 31, 2004. Net income for the quarter ended June 30, 2003, was $2 million (10 cents per diluted share).

Revenues for the company were $68.9 million and $57.4 million for the quarters ended June 30, 2004, and March 31, 2004, respectively. First Advantage's revenue was $37.4 million for the quarter ended June 30, 2003.

Earnings before interest, taxes, depreciation and amortization (EBITDA) were $9.2 million and $3.9 million for the quarters ended June 30, 2004, and March 31, 2004, respectively.

During the second quarter of 2004, First Advantage completed four acquisitions to continue executing the growth strategy it initiated following the company's formation in June 2003. These recent acquisitions added three new business lines
- computer forensics and electronic discovery, enterprise tax credits and incentives services, and property management software -and created-cross sell opportunities for First Advantage in both new and existing markets.

"We are very pleased with our second quarter results," said John Long, chief executive officer and president of First Advantage Corporation. "Our integration efforts are beginning to bear fruit with strong results from our Enterprise Screening segment. Resident screening integrations are going extremely well and our employment background and drug screening companies are benefiting from the successful integration of smaller acquisitions and an improved hiring environment. Also contributing to the segment's performance is the recent acquisition of CIC Enterprises, which mainly provides employment-related tax credit and incentive services.

"During the remainder of 2004, we will continue to focus significant resources on operational consolidation to deliver additional cost savings as we move clients to First Advantage's platforms. We expect to complete the migration of our Concord, Calif., employment background screening operations to our core facility in St. Petersburg, Fla., in the fourth quarter, which will benefit our earnings in 2005. Drug screening consolidations are targeted to be largely complete by the end of the first quarter of 2005.

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First Advantage Corporation Reports Operating Results for the Second Quarter of
2004
Page 2

"We expect third quarter results to benefit from continued consolidation efforts and from a full quarter of operating results from the acquisitions closed in the second quarter. As we look ahead to fourth quarter, volumes in our Enterprise Screening segment historically decrease due to the holiday season and related declines in hiring and apartment rental activity. Therefore, we anticipate this to result in a decrease in earnings in the fourth quarter as compared to third quarter. For the year ending Dec. 31, 2004, we are estimating diluted earnings per share to be in the range of 46 to 52 cents and total revenue of approximately $265 million."

Summary Income Statement (Unaudited)

                                                Three Months Ended June 30              Six Months Ended June 30,
                                                  2004               2003                2004               2003
                                              ---------------  -----------------   -----------------  -----------------
Service revenues                              $   58,032,000   $     30,144,000    $    103,991,000   $     54,328,000
Reimbused government fee revenue                  10,887,000          7,287,000          22,361,000         14,644,000
                                              ---------------  -----------------   -----------------  -----------------
   Total revenue                                  68,919,000         37,431,000         126,352,000         68,972,000

Cost of service revenues                          16,558,000          7,531,000          30,539,000         13,993,000
Government fees paid                              10,887,000          7,287,000          22,361,000         14,644,000
                                              ---------------  -----------------   -----------------  -----------------
   Total cost of sales                            27,445,000         14,818,000          52,900,000         28,637,000
     Gross margin                                 41,474,000         22,613,000          73,452,000         40,335,000
                                              ---------------  -----------------   -----------------  -----------------
Salaries and benefits                             21,006,000         11,312,000          38,718,000         21,837,000
Other operating expenses                          11,292,000          6,101,000          21,596,000         10,816,000
Depreciation and amortization                      3,145,000          1,791,000           5,785,000          3,570,000
Impairment loss                                            -                  -                   -                  -
                                              ---------------  -----------------   -----------------  -----------------
     Income from operations                        6,031,000          3,409,000           7,353,000          4,112,000
                                              ---------------  -----------------   -----------------  -----------------
Interest (expense) income:
   Interest expense                                 (490,000)           (36,000)           (721,000)           (55,000)
   Interest income                                    (4,000)            10,000               7,000             21,000
                                              ---------------  -----------------   -----------------  -----------------
     Total interest expense, net                    (494,000)           (26,000)           (714,000)           (34,000)
                                              ---------------  -----------------   -----------------  -----------------
Income before income taxes                         5,537,000          3,383,000           6,639,000          4,078,000
Provision for income taxes                         2,329,000          1,332,000           2,792,000          1,697,000
                                              ---------------  -----------------   -----------------  -----------------
     Net income                               $    3,208,000   $      2,051,000    $      3,847,000   $      2,381,000
                                              ===============  =================   =================  =================
Per share amounts:

Basic earnings per share                                0.15               0.10                0.18                0.12
                                              ===============  =================   =================  =================
Basic weighted-average shares outstanding         21,502,035         20,002,126          21,328,629          20,002,126
                                              ===============  =================   =================  =================
Diluted earnings per share                              0.15               0.10                0.18                0.12
                                              ===============  =================   =================  =================
Diluted weighted-average shares outstanding       22,104,455         20,122,023          21,625,147          20,122,023
                                              ===============  =================   =================  =================
EBITDA calculation:
Net income                                    $    3,208,000    $     2,051,000     $     3,847,000    $      2,381,000
Provision for income taxes                         2,329,000          1,332,000           2,792,000           1,697,000
Interest expense                                     490,000             36,000             721,000              55,000
Depreciation and amortization                      3,145,000          1,791,000           5,785,000           3,570,000
                                              ---------------  -----------------   -----------------  -----------------
Earnings before interest, taxes, depreciation
   and amortization (EBITDA)*                 $    9,172,000    $     5,210,000     $    13,145,000    $      7,703,000
                                              ===============  =================   =================  =================

*EBITDA is not a measure of financial performance under generally accepted accounting principles. EBITDA is used by certain investors to analyze and compare companies.

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

First Advantage Corporation Reports Operating Results for the Second Quarter of 2004
Page 3

Segment Financial Information (Unaudited)

                                         Three Months Ended June 30,               Six Months Ended June 30,
                                          2004                  2003                2004                  2003
                                -------------------   -------------------    ---------------     ----------------
Total Revenue
Enterprise Screening            $       47,464,000    $       27,040,000     $   83,483,000      $    49,502,000
Risk Mitigation                         19,031,000             9,124,000         36,770,000           18,526,000
Consumer Direct                          2,964,000             1,579,000          7,196,000            1,579,000
Corporate and Eliminations                (540,000)             (312,000)        (1,097,000)            (635,000)
                                -------------------   -------------------    ---------------     ----------------
Consolidated                    $       68,919,000    $       37,431,000     $  126,352,000      $    68,972,000
                                ===================   ===================    ===============     ================
Income (Loss) Before Income Taxes

Enterprise Screening            $        6,587,000    $        3,054,000     $   8,470,000       $     3,507,000
Risk Mitigation                          2,048,000             1,358,000         3,171,000             2,758,000
Consumer Direct                           (126,000)               18,000          (141,000)               18,000
Corporate and Eliminations              (2,972,000)           (1,047,000)       (4,861,000)           (2,205,000)
                                -------------------   -------------------    ---------------     ----------------
Consolidated                    $        5,537,000    $        3,383,000     $   6,639,000       $     4,078,000
                                ===================   ===================    ===============     ================


About First Advantage Corporation
First Advantage Corporation (NASDAQ: FADV) provides best-in-class single-source solutions for global risk mitigation and enterprise and consumer screening needs. Incorporating state-of-the-art technology, proprietary systems and data resources, First Advantage is a leading provider of employment background screening, drug-free workplace programs and other occupational health testing, employee assistance programs, resident screening, motor vehicle records, investigative services, computer forensics and electronic discovery services, supply chain security, corporate tax and incentive services, and consumer location services. First Advantage ranks among the top three companies in all of its major business lines. First Advantage is headquartered in St. Petersburg, Fla., and has more than 1,700 employees in offices throughout the United States and abroad. Further information about the company is available at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a Fortune 500 company that traces its history to 1889. First American is the nation's largest data provider, supplying businesses and consumers with information resources in connection with the major economic events of people's lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

Certain statements in this press release, including those related to anticipated earnings for the year ending on Dec. 31, 2004, forecasts of future earnings and earnings per share, anticipated revenue for the year ending Dec. 31, 2004, integration in the Enterprise Screening segment, integration efforts in the resident screening businesses and employment background and drug screening businesses, consolidation effects on platform migration, effects of completion of platform migration on 2005 earnings, effects of consolidation of operations, effects of consolidation on future earnings, effects of consolidation on costs reductions, 2004 acquisition activities, effects of second quarter acquisitions on operating results for the quarter ending Sept. 30, 2004, cross selling opportunities, accelerated hiring practices, and decreases in volume for the Enterprise Screening segment for the quarter ending on Dec.31, 2004 are forward looking. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company's Class A common stock; the company's ability to successfully raise capital; the company's ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; the degree and nature of the company's competition; increases in the company's expenses; continued consolidation among the company's competitors and customers; unanticipated technological changes and requirements; the company's ability to identify suppliers of quality and cost-effective data, and other risks identified from time-to-time in the company's SEC filings. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are. Investors are advised to consult the company's filings with the SEC, including its 2003 Annual Report on Form 10-K, for a further discussion of these and other risks.

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